EXHIBIT 23.1

CONSENT OF BARLEY SNYDER LLC

We hereby consent to the use in this registration of the opinion filed as Exhibit 5 hereto and to the reference to this firm under the caption “Legal Opinion” in the related prospectus.

LANCASTER, PA October 31, 2007	BARLEY SNYDER LLC By: /s/ Kimberly J. Decker Kimberly J. Decker